Exhibit 99.1

VCA Inc. Reports Fourth Quarter 2015 Results and Provides Financial Guidance for 2016

  Revenue increased 11.2% to a fourth quarter record of $533.7 million
  Gross profit increased 18.9% to $117.7 million
  Operating income increased 26.1% to $66.4 million
  Diluted earnings per common share increased 136.4% to $0.78
  Non-GAAP diluted earnings per common share increased 35.1% to $0.50

LOS ANGELES--(BUSINESS WIRE)--February 11, 2016--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the fourth quarter ended December 31, 2015, as follows: revenue increased 11.2% to a fourth quarter record of $533.7 million; gross profit increased 18.9% to $117.7 million; operating income increased 26.1% to $66.4 million; net income increased 124.2% to $63.6 million and diluted earnings per common share increased 136.4% to $0.78.

Our results for the quarter included a gain of $43.3 million, $26.4 million net of tax, or $0.32 per diluted common share related to the sale of our Vetstreet business. Excluding this item and acquisition-related amortization expense, our Non-GAAP net income increased 29.5% to $41.0 million; and Non-GAAP diluted earnings per share increased 35.1% to $0.50.

We also reported our financial results for the twelve months ended December 31, 2015 as follows: revenue increased 11.2% to $2.1 billion; gross profit increased 14.7% to $510.1 million; operating income increased 33.4% to $329.8 million; net income increased 55.8% to $211.0 million and diluted earnings per common share increased 66.2% to $2.56. Our financial results for the twelve months ended December 31, 2015, on a Non-GAAP basis, are as follows: gross profit increased 14.6% to $533.2 million; operating income increased 18.1% to $348.6 million; net income increased 18.0% to $196.2 million and Non-GAAP diluted earnings per common share increased 25.9% to $2.38.

Our financial results for the twelve months ended December 31, 2015 included the aforementioned gain on the sale of our Vetstreet business and business interruption insurance gain of $4.5 million, $2.8 million net of tax, or $0.03 per diluted common share. Our results for the twelve months ended December 31, 2014 included a non-cash impairment charge of $27.0 million, $17.0 million net of tax, or $0.19 per diluted common share; debt retirement costs of $1.7 million, $1.0 million net of tax, or $0.01 per common share.

Bob Antin, Chairman and CEO, stated, “We had an exceptional fourth quarter, which concluded another strong year. We experienced solid organic revenue growth of 7.4% and 8.2% in our core Animal Hospital and Laboratory business segments, respectively. Our same-store Animal Hospital gross profit margins increased 140 basis points and our Laboratory gross profit margins increased an impressive 280 basis points. The positive momentum in our business has continued from the third quarter to the end of the year and accordingly, we are optimistic about our overall growth prospects in 2016.

“Animal Hospital revenue in the fourth quarter of 2015 increased 12.3%, to $427.5 million, driven by acquisitions made in the past twelve months and same-store revenue growth of 7.4%. Our same-store gross profit margin increased to 14.8% from 13.4% and our total gross margin increased to 14.2%, from 13.2% in the prior-year quarter. During the quarter, we acquired 13 independent animal hospitals which had historical combined annual revenue of $31.7 million, bringing our year to date total to $122.0 million.

“Laboratory internal revenue in the fourth quarter of 2015 increased 8.2% to $90.9 million, driven by an increase in requisitions of 5.1%. Our Laboratory gross profit margin increased to 48.8% from 46.0% and our operating margin increased to 37.9% from 35.8%."

2016 Financial Guidance

We provide the following financial guidance for the full year 2016:

  Revenue from $2.37 billion to $2.39 billion;
  Net income from $206 million to $214 million;
  Diluted earnings per common share from $2.52 to $2.62; and
  Non-GAAP diluted earnings per common share from $2.73 to $2.83.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our fourth quarter 2015 financial results during a conference call today, February 11th, at 9:00 a.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing (888) 311-3471. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are 2016 Financial Guidance and other statements addressing our plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc.
Condensed, Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Animal hospital	$427,544	$380,694	$1,697,870	$1,514,878
Laboratory	93,397	84,004	393,900	360,396
All other	33,254	33,871	126,988	115,785
Intercompany	(20,475)	(18,642)	(85,083)	(72,576)
	533,720	479,927	2,133,675	1,918,483

Direct costs	416,024	380,909	1,623,604	1,473,842

Gross profit:
Animal hospital	60,525	50,128	264,335	230,801
Laboratory	45,609	38,661	201,702	175,808
All other	12,128	10,871	46,702	38,624
Intercompany	(566)	(642)	(2,668)	(592)
	117,696	99,018	510,071	444,641

Selling, general and administrative expense:
Animal hospital	11,960	10,761	44,311	39,022
Laboratory	10,181	8,641	38,075	33,550
All other	9,481	9,674	33,569	33,456
Corporate	18,630	18,267	68,040	65,478
	50,252	47,343	183,995	171,506
Impairment of goodwill and other long-lived assets	—	—	—	27,019
Business interruption insurance gain, net	—	—	(4,523)	—
Net loss (gain) on sale of assets	1,063	(979)	829	(1,152)
Operating income	66,381	52,654	329,770	247,268
Interest expense, net	5,680	5,215	21,076	17,779
Debt retirement costs	—	—	—	1,709
Other expense	271	41	359	219
Gain on sale of business, net	(43,306)	—	(43,306)	—
Income before provision for income taxes	103,736	47,398	351,641	227,561
Provision for income taxes	39,582	17,489	135,543	86,878
Net income	64,154	29,909	216,098	140,683
Net income attributable to noncontrolling interests	559	1,550	5,049	5,245
Net income attributable to VCA Inc.	$63,595	$28,359	$211,049	$135,438

Diluted earnings per share	$0.78	$0.33	$2.56	$1.54

Weighted-average shares outstanding for diluted earnings per share	81,461	85,121	82,414	87,825

VCA Inc.
Condensed, Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$98,888	$81,383
Trade accounts receivable, net	76,634	60,482
Inventory	51,523	56,050
Prepaid expenses and other	30,521	36,924
Prepaid income taxes	24,598	18,277
Total current assets	282,164	253,116
Property and equipment, net	507,753	468,041
Other assets:
Goodwill	1,517,650	1,415,861
Other intangible assets, net	97,377	88,175
Notes receivable, net	2,194	2,807
Deferred financing costs, net	6,133	7,874
Other	93,994	65,815
Total assets	$2,507,265	$2,301,689
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$33,623	$19,356
Accounts payable	52,337	46,284
Accrued payroll and related liabilities	75,519	64,359
Other accrued liabilities	70,828	67,219
Total current liabilities	232,307	197,218
Long-term debt, less current portion	838,851	775,412
Deferred income taxes	131,478	73,171
Other liabilities	36,084	33,190
Total liabilities	1,238,720	1,078,991
Redeemable noncontrolling interests	11,511	11,077
VCA Inc. stockholders’ equity:
Common stock	81	83
Additional paid-in capital	19,708	155,802
Retained earnings	1,275,207	1,064,158
Accumulated other comprehensive loss	(50,034)	(19,397)
Total VCA Inc. stockholders’ equity	1,244,962	1,200,646
Noncontrolling interests	12,072	10,975
Total equity	1,257,034	1,211,621
Total liabilities and equity	$2,507,265	$2,301,689

VCA Inc.
Condensed, Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$216,098	$140,683
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill and other long-lived assets	—	27,019
Gain on sale of business	(43,306)	—
Depreciation and amortization	81,688	79,427
Amortization of debt issue costs	1,741	1,391
Provision for uncollectible accounts	8,401	6,248
Debt retirement costs	—	1,709
Net loss (gain) on sale of assets	829	(1,152)
Share-based compensation	16,264	17,200
Deferred income taxes	56,722	8,853
Excess tax benefit from stock based compensation	(11,089)	(6,241)
Other	2,159	531
Changes in operating assets and liabilities:
Trade accounts receivable	(28,720)	(3,900)
Inventory, prepaid expense and other assets	(19,268)	(22,897)
Accounts payable and other accrued liabilities	7,532	11,597
Accrued payroll and related liabilities	11,323	6,782
Income taxes	4,339	2,960
Net cash provided by operating activities	304,713	270,210
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(151,586)	(147,507)
Property and equipment additions	(91,954)	(72,948)
Proceeds from sale of assets	6,762	3,904
Proceeds from sale of business	48,000	—
Other	(2,042)	(2,691)
Net cash used in investing activities	(190,820)	(219,242)
Cash flows from financing activities:
Repayment of debt	(35,017)	(568,011)
Proceeds from issuance of long-term debt	—	600,000
Proceeds from revolving credit facility	97,000	135,000
Payment of financing costs	—	(7,987)
Distributions to noncontrolling interest partners	(4,962)	(5,009)
Purchase of noncontrolling interest	(2,500)	(326)
Proceeds from issuance of common stock under stock option plans	2,683	2,859
Excess tax benefit from stock based compensation	11,089	6,241
Repurchase of common stock	(165,607)	(255,108)
Other	2,041	(1,424)
Net cash used in financing activities	(95,273)	(93,765)
Effect of currency exchange rate changes on cash and cash equivalents	(1,115)	(849)
Increase (decrease) in cash and cash equivalents	17,505	(43,646)
Cash and cash equivalents at beginning of period	81,383	125,029
Cash and cash equivalents at end of period	$98,888	$81,383

VCA Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of net income attributable to VCA Inc., to Non-GAAP net income attributable to VCA Inc.(1)
	2015	2014	2015	2014

Net income attributable to VCA Inc.	$63,595	$28,359	$211,049	$135,438
Impairment of goodwill and other long-lived assets (2)	—	—	—	27,019
Tax benefit on impairment charge (2)	—	—	—	(9,978)
Business interruption insurance gain, net (4)	—	—	(4,523)	—
Tax expense on business interruption gain, net (4)(6)	—	—	1,771	—
Debt Retirement costs (3)	—	—	—	1,709
Tax benefit from debt retirement costs (3)(6)	—	—	—	(669)
Gain on sale of business, net (5)	(43,306)	—	(43,306)	—
Tax expense from gain on sale of business,net (5)(6)	16,950	—	16,950	—
Acquisitions related amortization (1)	6,201	5,434	23,396	21,039
Tax benefit from acquisitions related amortization (1)(6)	(2,427)	(2,127)	(9,157)	(8,235)

Non-GAAP net income attributable to VCA Inc.	$41,013	$31,666	$196,180	$166,323

Table #2	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of diluted earnings per share to Non-GAAP diluted earnings per share (1)
	2015	2014	2015	2014

Diluted earnings per share	$0.78	$0.33	$2.56	$1.54
Impact of goodwill and other long-lived assets
impairment, net of tax (2)	—	—	—	0.19
Impact of business interruption insurance gain, net of tax	—	—	(0.03)	—
Impact of debt retirement costs, net of tax (3)	—	—	—	0.01
Impact of gain on sale of business, net of tax	(0.32)	—	(0.32)	—
Impact of acquisitions related amortization, net of tax (1)	0.05	0.04	0.17	0.15

Non-GAAP diluted earnings per share (7)	$0.50	$0.37	$2.38	$1.89
Shares used for computing
diluted earnings per share	81,461	85,121	82,414	87,825

Table #3	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of consolidated gross profit to Non-GAAP consolidated gross profit (1)
	2015	2014	2015	2014

Consolidated gross profit	$117,696	$99,018	$510,071	$444,641
Impact of acquisitions related amortization (1)	6,140	5,374	23,153	20,780

Non-GAAP consolidated gross profit	$123,836	$104,392	$533,224	$465,421
Non-GAAP consolidated gross profit margin	23.2%	21.8%	25.0%	24.3%

Table #4	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of consolidated operating income to Non-GAAP consolidated operating income (1)
	2015	2014	2015	2014

Consolidated operating income	$66,381	$52,654	$329,770	$247,268
Impact of goodwill and other long-lived assets impairment (2)	—	—	—	27,019
Impact of business interruption proceeds	—	—	(4,523)	—
Impact of acquisitions related amortization (1)	6,201	5,434	23,396	21,039

Non-GAAP consolidated operating income	$72,582	$58,088	$348,643	$295,326
Non-GAAP consolidated operating margin	13.6%	12.1%	16.3%	15.4%

_________________________________________________

(1) Management believes that investors' understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

(2) In the third quarter of 2014, we recognized a non-cash impairment charge of $27.0 million related to the write-down of goodwill and other long- lived assets in our Vetstreet business.

(3) Also in the third quarter of 2014, we incurred debt retirement costs of $1.7 million related to the refinancing of our senior credit facility.

(4) In the third quarter, we received insurance proceeds related to the fire that damaged the headquarters of our Medical Technology business resulting in a net gain of $4.5 million.

(5) We recognized a gain of $43.3 million related to the sale of our wholly-owned subsidiary, Vetstreet, Inc.

(6) The rate used to calculate the tax benefit is the statutory rate of the applicable year.

(7) Amounts may not foot due to rounding.

VCA Inc.
Supplemental Operating Data (continued)
(Unaudited - In thousands, except per share amounts)

			As of
Table #5			December 31, 2015	December 31, 2014
Selected consolidated balance sheet data
Debt:
Senior term notes			$585,000	$600,000
Revolving credit			232,000	135,000
Other debt and capital leases			55,474	59,768
Total debt			$872,474	$794,768

	Three Months Ended December 31,		Twelve Months Ended December 31,
Table #6
Selected expense data	2015	2014	2015	2014

Rent expense	$19,933	$18,463	$76,694	$69,747

Depreciation and amortization included
in direct costs:
Animal hospital	$17,042	$15,822	$65,850	$60,395
Laboratory	2,754	2,649	10,606	10,358
All other	926	824	3,797	5,731
Intercompany	(554)	(514)	(2,156)	(1,931)
	$20,168	$18,781	$78,097	$74,553
Depreciation and amortization included in selling,
general and administrative expense	886	987	3,591	4,874
Total depreciation and amortization	$21,054	$19,768	$81,688	$79,427

Share-based compensation included in direct costs:
Laboratory	$217	$216	$685	$653

Share-based compensation included in
selling, general and administrative expense:
Animal hospital	715	721	2,696	2,132
Laboratory	405	440	1,511	1,513
All other	493	237	1,119	842
Corporate	2,348	3,352	10,253	12,060
	3,961	4,750	15,579	16,547
Total share-based compensation	$4,178	$4,966	$16,264	$17,200

Source: VCA Inc.

CONTACT:
VCA Inc.
Tomas Fuller
Chief Financial Officer
(310) 571-6505